UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006 (December 18, 2006)

CELLSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)

(972) 462-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Overview of the Proposed Transaction with Brightpoint

On December 18, 2006, CellStar Corporation, a Delaware corporation (“CellStar”), entered into a definitive agreement (the “Brightpoint Agreement”) with a wholly owned subsidiary of Brightpoint, Inc., an Indiana corporation (“Brightpoint”), providing for the sale of substantially all of CellStar’s United States and Miami-based Latin American operations and for the buyer to assume certain liabilities related to those operations. CellStar’s operations in Mexico and Chile and other businesses or obligations of CellStar Corporation are excluded from the proposed transaction.

The Boards of Directors of both CellStar and Brightpoint have unanimously approved the proposed transaction set forth in the Brightpoint Agreement. Under the terms of the proposed transaction, the buyer will pay $88 million in cash to CellStar, subject to adjustment based on net assets.  The closing of the proposed transaction is expected to occur in late March or early April of 2007. The Brightpoint Agreement contains customary representations, warranties, covenants, and indemnities, including prohibitions on CellStar’s ability to solicit other proposals to acquire CellStar, furnish information to other parties, or enter into discussions with other parties regarding an acquisition of CellStar except under certain circumstances. The proposed transaction is subject to certain closing conditions set forth in the Brightpoint Agreement, including approval by CellStar’s stockholders and certain regulatory approvals.

The Brightpoint Agreement contains certain termination rights for both CellStar and Brightpoint and provides that upon termination of the Brightpoint Agreement under specified circumstances, either CellStar or Brightpoint may be required to reimburse the other for its out-of-pocket expenses in connection with the proposed transaction. The Brightpoint Agreement further provides that upon termination of the Brightpoint Agreement under specified circumstances CellStar may be required to pay Brightpoint a termination fee of $3,080,000 plus expenses.

CellStar has filed a copy of the Brightpoint Agreement as Exhibit 2.1 to this current report on Form 8-K. You are encouraged to read the Brightpoint Agreement for a more complete understanding of the transaction. The foregoing description of the Brightpoint Agreement is qualified in its entirety by reference to the full text of the Brightpoint Agreement.

Overview of the Proposed Mexican Transaction

Also on December 18, 2006, CellStar entered into a definitive agreement (the “Soluciones Agreement”) with Soluciones Inalámbricas, S.A. de C.V. (“Soluciones”) and Prestadora de Servicios en Administración y Recursos Humanos, S.A. de C.V. (“Prestadora”), two affiliated Mexican companies, providing for the sale of all of CellStar’s Mexico operations. The proposed purchase is a stock acquisition of all of the outstanding shares of CellStar’s three Mexican subsidiaries, and will include CellStar’s interest in Comunicación Inalámbrica Inteligente, S.A. de C.V., a joint venture with Soluciones.

The Board of Directors of CellStar has unanimously approved the proposed transaction set forth in the Soluciones Agreement. The closing of the proposed transaction is subject to certain conditions, including approval by CellStar’s stockholders.  Under the terms of the proposed transaction, CellStar will receive between $20 to $22 million in cash, based on the 2007 operating performance of the operations up to the closing date.  The closing of the proposed transaction is expected to occur in late March or early April of 2007.  The Soluciones Agreement contains customary representations, warranties, covenants, and indemnities.  The proposed transaction is also subject to certain closing conditions set forth in the Soluciones Agreement, including approval by CellStar’s stockholders.

CellStar has filed a copy of the Soluciones Agreement as Exhibit 2.2 to this current report on Form 8-K. You are encouraged to read the Soluciones Agreement for a more complete understanding of the transaction. The foregoing description of the Soluciones Agreement is qualified in its entirety by reference to the full text of the Soluciones Agreement.

Additional Information and Where to Find It

In connection with stockholder approval of the proposed transactions, CellStar intends to file a proxy statement and other materials with the Securities and Exchange Commission (“SEC”). Stockholders of CellStar are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed transaction.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and CellStar’s other filings with the SEC, may also be obtained from CellStar by directing a request to CellStar Corporation, 601 S. Royal Lane, Coppell, Texas 75019, Attention: Secretary, or by visiting CellStar’s website at http://www.cellstar.com.

CellStar and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from CellStar’s stockholders in favor of the proposed transactions. Information regarding CellStar’s directors and executive officers is available in Amendment No. 1 to CellStar’s Annual Report on Form 10-K for the fiscal year ended November 30, 2005 filed with the SEC on March 30, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Brightpoint Agreement and Soluciones Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: approval of the proposed transactions by the stockholders of CellStar; the timing of the stockholders meeting; satisfaction of various other conditions to the closing of the proposed transactions; termination of the definitive agreements pursuant to their terms, the timing and amount of cash distributed to stockholders; the result of the review of the proposed transactions by various regulatory agencies; and the risks that are described from time to time in CellStar’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended November 30, 2005, as amended, and Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006, May 31, 2006, and August 31, 2006. This current report on Form 8-K speaks only as of its date, and CellStar disclaims any duty to update the information herein.

Item 8.01 Other Events

On December 18, 2006, CellStar issued a press release in which it announced that it had entered into the Brightpoint Agreement and the Soluciones Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1

Asset Purchase Agreement, dated December 18, 2006, related to the Brightpoint transaction (Schedules and exhibits have been omitted, and CellStar agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request.)

2.2

Stock Purchase Agreement, dated December 18, 2006, related to the Soluciones transaction (Schedules and exhibits have been omitted, and CellStar agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request.)

99.1	Press Release dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

	By:	/s/ Michael J. Farrell
Date: December 19, 2006		Michael J. Farrell
Executive Vice President of Finance and
Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated December 18, 2006, related to the Brightpoint transaction (Schedules and exhibits have been omitted, and CellStar agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request.)

2.2

Stock Purchase Agreement, dated December 18, 2006, related to the Soluciones transaction (Schedules and exhibits have been omitted, and CellStar agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request.)

99.1	Press Release dated December 18, 2006.